Exhibit 99.1

Diversey Strengthens Presence in Europe with Accretive Acquisition of Shorrock Trichem

Acquisition Highlights:

●	Strengthens leading market position in the UK.
●	Expands portfolio of products and services, including innovative sustainability solutions.
●	Enhances Diversey’s sales and service capabilities through Shorrock’s experienced employees and distribution infrastructure, allowing for improved customer service.
●	Extends strategy to acquire great businesses that enhance strategic capabilities and strengthen key geographies at accretive purchase multiples.

FORT MILL, S.C., January 24, 2022 (GLOBE NEWSWIRE) -- Diversey Holdings, Ltd. (NASDAQ: DSEY), a leading provider of hygiene, infection prevention and cleaning solutions, today announced it has completed the acquisition of Shorrock Trichem, a distributor of cleaning and hygiene solutions and services based in Northwest England with annual revenues of more than $30 million.

“This acquisition strengthens our position in the UK, one of our key geographies. The combination of our businesses will allow us to offer a broader range of products, solutions, and services to both our distributors and direct customers. I am pleased to welcome Shorrock’s 240 experienced colleagues to Diversey and I am proud that this great, family owned business saw Diversey as the right home for its people and its next phase of growth,” commented Phil Wieland, CEO of Diversey.

“We are very excited to combine forces with the team at Diversey and believe that the values they share match perfectly with those of Shorrock Trichem’s employee and customer base,” says Duncan Fishwick, Co-Owner and Commercial Director at Shorrock Trichem.

“Shorrock Trichem has a great team of experienced people, shares our approach to excellent customer service, and has outstanding products which complement our own portfolio in areas such as warewashing and laundry equipment sales. We expect to be able to reach new markets and strengthen our combined capabilities for both new and existing customers,” says Shane Mahoney, Diversey’s Head of UK & Ireland.

Shorrock is Diversey's 5th acquisition in the last 13 months from a robust M&A pipeline. Having previously announced the acquisitions of Sanechem, Avmor, Tasman Chemicals and Birko & Chad Equipment, Diversey continues to grow scale, infrastructure and product capability in key markets to drive customer proposition improvements and optimize financial returns.

About Diversey: Diversey’s mission is to protect and care for people through leading hygiene, infection prevention, and cleaning solutions. We develop and deliver innovative products, services, and technologies that save lives and protect our environment. Over the course of 95 years, the Diversey brand has become synonymous with product quality, service, and innovation.

For more information, visit www.diversey.com or follow Diversey UK & Ireland on LinkedIn, Facebook or Twitter @diverseyUKI.

Diversey Holdings, Ltd.

Investor Contact:
Grant Graver

ir@diversey.com

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. All statements other than statements of historical fact included in this press release, including statements regarding expected benefits for Diversey and its clients from the acquisition of Shorrock Trichem, including expanded customer service, broader range of products and new market reach; additional M&A opportunities and pipeline; and our business strategy are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, "potential", "predict", “intend”, “believe”, “may”, "might", “will”, "would", “should”, “can have”, "could", "continue", and other words and terms of similar meaning although not all forward-looking statements contain these identifying words. All forward-looking statements involve unknown risks, and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including: (i) our inability to realize the benefits from the acquisition, including expanding customer service, offering more products and reaching new markets; (ii) our inability to effectively incorporate the acquired businesses into our business operations; (iii) our inability to find businesses that are consistent with our strategy and execute further acquisitions; (iv) the continuation of the COVID-19 pandemic, which could disrupt our operations, customer demand, and our suppliers’ ability to support us; (v) uncertain global economic conditions which have had and could continue to have an adverse effect on our consolidated financial condition and results of operations; (vi) raw material pricing, availability and allocation by suppliers as well as energy-related costs; (vii) failure to obtain manufacturing components, supplies and related materials from third-parties; (viii) competition in the markets for our products and services and in the geographic areas in which we operate; and (ix) the other risks described under “Risk Factors” in Diversey’s prospectus dated March 24, 2021 filed with the Securities and Exchange Commission in connection with our recently completed IPO.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.